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                                                     Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-81243) pertaining to the 1992 Stock Option PLan and the 1993 Non-Employee Directors' Equity Incentive Plan of Cypros Pharmaceutical Corporation of our report dated August 23, 1999, with respect to the consolidated financial statements of Cypros Pharmaceutical Corporation in the Annual Report (Form 10-K) for the year ended July 31, 1999.


                                               ERNST & YOUNG LLP





San Diego, California
October 26, 1999